Exhibit 99.1

NEWS RELEASE

Company contact: Jim Fitzhenry FLIR Systems, Inc. (503) 684-3731 www.flir.com	Investor Contact: Neil Berkman Associates (310) 277—5162 info@BerkmanAssociates.com

FLIR SYSTEMS ANNOUNCES TWO-FOR-ONE STOCK

SPLIT

AND RESULTS OF ITS ANNUAL MEETING

PORTLAND, Ore. — April 29, 2003 — FLIR Systems, Inc. (NASDAQ:FLIR) today announced that its Board of Directors has approved a two-for-one stock split on FLIR common stock. As a result of the stock split, shareholders will receive one additional share of common stock for every share held on the record date of May 12, 2003.

Upon completion of the split, the number of common shares outstanding will be approximately 36 million. The additional shares will be distributed on or about May 29, 2003 by the Company’s transfer agent, Mellon Investor Services. This is the first time that the Company has declared a stock split.

“Given FLIR’s strong stock price and financial performance over the past year, we believe that the split will make FLIR stock even more attractive to a broader range of investors. We see enormous potential for growth in our markets of Imaging and Thermography and we are committed to attracting investors who share our enthusiasm and who take a long-term view of the Company’s growth opportunities,” commented Earl R. Lewis, FLIR President and Chief Executive Officer.

The Company also announced the results of proposals considered at its annual meeting of shareholders held on Thursday, April 24, 2003. All four nominees were elected to serve as directors of FLIR. Michael T. Smith was elected for a one-year term and Earl R. Lewis, Ronald L. Turner and Steven E. Wynne were elected for three-year terms. Also at the meeting, shareholders approved the amendment to the Company’s Articles of Incorporation increasing the number of shares of common stock available for issuance under the Articles from 30,000,000 to 100,000,000.

About FLIR Systems

FLIR Systems designs, manufactures and markets infrared imaging systems worldwide for a variety of applications. FLIR’s imaging products are used in such diverse applications as public safety, defense, navigation, electronic news gathering and search and rescue. Thermography products support such applications as condition monitoring, non-destructive testing, medical science, research and development, and manufacturing process control. For more information, please visit their Web site at www.FLIR.com.

Forward Looking Statements

This release contains statements, including statements regarding the long term growth potential in the Company’s Imaging and Thermography markets, which are forward looking statements Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: an inability of the Company to in crease sales of its products, a lack of sufficient funding available by customers to procure such products, changes in procurement patterns generally, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under existing agreements, the amount and availability of appropriated government procurement funds generally and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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